Exhibit 99.1

News Release For Immediate Release

Ontrak Announces 2021 Third Quarter Financial Results

•Q3 Revenue of $18.6 million
•Ontrak Raises Annual Guidance to $82-$86 million
•Sales Pipeline Accelerating and Advancing with 3 of Nation’s Larger Health Plans
•Company in Advanced Discussions with 4 Employer Organizations and Several Providers
•Current National Plan Customer Signs Contract to Expand Ontrak Program to Include Mobile Care Solution
•Company to Host Conference Call at 4:30 pm ET Today

Santa Monica, CA – November 4, 2021 – Ontrak, Inc. (NASDAQ: OTRK) (“Ontrak” or the “Company”), a leading AI-powered and telehealth-enabled, virtualized healthcare company, today reported its financial results for the third quarter ended September 30, 2021.

Management Commentary

“During the third quarter we made important progress on building out our sales pipeline. We are now in active discussions with three of the larger national health plans in the country, and we are exchanging data and creating financial models for 4 employer organizations and multiple providers. Our confidence in our ability to fast track growth and convert our pipeline is strong, given the overall market dynamics and our new management team. With industry renowned CMO Dr. Robert Accordino engaging with senior clinical decision makers at customers and prospects, our new Chief Customer Officer Mary Lou Osborne from Aetna leading the conversion of our sales pipeline, and newly appointed CIO Arik Hill accelerating our AI-enabled identification, screening and monitoring capabilities, I feel confident that the company is well positioned to return to historical growth rates.”

Third Quarter 2021 Financial Results Highlights
•Revenue for the third quarter of 2021 was $18.6 million, representing a 23% decrease compared to the same period in 2020.
•Operating loss for the third quarter of 2021 was $(5.5) million, yielding an operating loss margin of (29)% compared to an operating loss of $(3.0) million for the same period in 2020, yielding an operating loss margin of (13)%.
•Adjusted EBITDA for the third quarter of 2021 was $(1.7) million compared to adjusted EBITDA of $(0.8) million for the same period in 2020.
•Net loss for the third quarter of 2021 was $(7.9) million, or a $(0.54) diluted net loss per common share (after deduction for declared and undeclared preferred stock dividends), compared to net loss of $(5.7) million, or a $(0.36) diluted net loss per common share (after deduction for undeclared preferred stock dividends) for the same period in 2020.
•Non-GAAP net loss for the third quarter of 2021 was $(4.5) million, or a $(0.35) non-GAAP diluted net loss per common share (after deduction for declared and undeclared preferred stock dividends), compared to non-GAAP net loss of $(2.9) million, or a $(0.20) non-GAAP diluted net loss per common share (after deduction for undeclared preferred stock dividends) for the same period in 2020.

Third Quarter 2021 and Recent Operating Highlights

•Total enrolled members numbered 9,395 at the end of Q3 2021, which includes 861 Ontrak-A members and 3,807 Ontrak-CI members (see discussion below regarding the termination notice received in August 2021) remaining in our program.
•On August 18, 2021, the Company received a termination notice from its second largest customer of their intent not to continue the Ontrak program past December 31, 2021. We believe the notification was for reasons specific to the customer's corporate shift in strategic direction, and is not reflective of the performance or value of the program generally. From inception of the contract in July 2020, we have billed this customer approximately $42 million of the previously expected 3-year $90 million contract and expect their members to graduate or disenroll before the end of 2021.
•On August 30, 2021, Mary Louise Osborne joined Ontrak as Chief Customer Officer. Ms. Osborne brings a proven track record of driving accelerated growth, expansion and operational performance in both commercial and government businesses.

•On August 30, 2021, Arik Hill joined Ontrak as Chief Information Officer. Mr. Hill brings a wealth of experience overseeing strategic direction for infrastructure development that supports exponential growth and integrated emerging technologies into innovative digital solutions, including development of digital platforms and applications that leverage AI and cutting-edge technologies.

•On September 27, 2021, Dr. Robert Accordino joined Ontrak as Chief Medical Officer. Dr. Accordino, an industry thought leader and faculty member of Harvard Medical School, brings a deep network of behavioral health industry relationships, a wealth of experience in measurement-based behavioral healthcare, and engagement in clinical research which has resulted in over 40 peer-reviewed publications, book chapters and articles.

Financial Outlook

The following outlook is based on information available as of the date of this press release and is subject to change in the future. This outlook solely represents existing and planned enrollment launches, and program expansions with current health plan partners.

For the year ending December 31, 2021, the Company provides the following outlook:

2021 revenue of $82-$86 million, reflecting current expectations with our existing health plan customers regarding outreach pool, budget considerations and timing of expansions.

Conference Call & Webcast Details

The Company will host a conference call/webcast today at 4:30 pm ET/1:30 pm PT. Investors, analysts, employees and the general public can access the call by dialing (833) 519-1269 for U.S. participants or (914) 800-3841 for international participants and referencing conference ID #5477522. A live and archived webcast of the event will be available at:
https://ontrakhealth.com/investors/presentations-events.

About Ontrak, Inc.

Ontrak, Inc. (f/k/a Catasys, Inc.) is a leading AI and telehealth-enabled healthcare company, whose mission is to help improve the health and save the lives of as many people as possible. Ontrak identifies, engages, activates and provides care pathways to treatment for the most vulnerable members of the behavioral health population who would otherwise fall through the cracks of the healthcare system. We engage individuals with anxiety, depression, substance use disorder and chronic disease through personalized care coaching and customized care pathways that help them receive the treatment and advocacy they need, despite the socio-economic, medical and health system barriers that exacerbate the severity of their comorbid illnesses. The company’s integrated intervention platform uses AI, predictive analytics and digital interfaces combined with dozens of care coach engagements to deliver improved member health, better healthcare system utilization, and durable outcomes and savings to healthcare payors.

Learn more at www.ontrakhealth.com

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements may include for example statements regarding: expectations regarding future revenue reflecting current expectations with our existing health plan customers regarding outreach pool, budget considerations and timing of expansions; the strength of our pipeline; our ability to fast tract growth and convert our pipeline; acceleration of our AI-enabled identification, screening, and operational performance; and driving accelerated growth, expansion and performance. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control, which may cause actual results to differ materially from stated expectations. These risk factors include, among others, dependence on key personnel and the ability to recruit, retain and develop a large and diverse workforce; high customer concentration and the ability of our customer to terminate our contracts for convenience; intense competition and substantial regulation in the health care industry; changes in regulations or issuance of new regulations or interpretations; limited operating history; our inability to execute our business plan; increase our revenue and achieve profitability; lower than anticipated eligible members under our contracts; our inability to recognize revenue; lack of outcomes and statistically significant formal research studies; difficulty enrolling new members and maintaining existing members in our programs; the risk that the treatment programs might not be effective; difficulty in developing, exploiting and protecting proprietary technologies; business disruption and related risks resulting from the outbreak of the novel coronavirus 2019;the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern; our ability to raise additional capital when needed and our liquidity; and risks related to our ability to realize the potential benefits of and to effectively integrate acquisitions. You are urged to consider statements that include the words “may,” “will,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plan,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking For a further list and description of the risks and uncertainties we face, please refer to our most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has provided in this press release and the quarterly conference call held on the date hereof certain non-GAAP financial measures. The non-GAAP financial measures presented include EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP net loss, and Non-GAAP net loss per common share, which are not U.S. GAAP financial measures, and clarifies and enhances an understanding of our past performance. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.

EBITDA consists of net loss before interest, taxes, depreciation and amortization expenses. Adjusted EBITDA consists of net loss before interest, taxes, depreciation, amortization, stock-based compensation, reduction in workforce costs, acquisition related costs, and (gain) loss on change in fair value of warrant liability and contingent liability. We believe that making such adjustments provides investors meaningful information to understand our results of operations and the ability to analyze our financial and business trends on a period-to-period basis.

Non-GAAP net loss consists of net loss adjusted for stock-based compensation, acquisition related costs, (gain) loss on change in fair value of warrant liability and contingent liability, gain on forgiveness of PPP loan, and write-off of debt issuance costs. Non-GAAP net loss per common share consists of loss per share adjusted for non-GAAP net loss attributable to common stockholders. We believe that making such adjustments provides investors meaningful information to understand our results of operations and the ability to analyze our financial and business trends on a period-to-period basis.

We believe the above non-GAAP financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP net loss and Non-GAAP net loss per common share may vary from that of others in our industry. Neither EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP net loss nor Non-GAAP net loss per common share should be considered as an alternative to net loss before taxes, net loss, net loss per common share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Contact

For Investors:

Caroline Paul
Gilmartin Group
investors@ontrak-inc.com

ONTRAK, INC.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$18,594	$24,022	$73,801	$53,586
Cost of revenue	5,856	13,068	27,125	30,177
Gross profit	12,738	10,954	46,676	23,409

Operating expenses:
Research and development	4,563	3,697	13,531	8,015
Sales and marketing	2,269	1,165	7,839	3,102
General and administrative	11,374	9,100	35,305	25,391
Total operating expenses	18,206	13,962	56,675	36,508
Operating loss	(5,468)	(3,008)	(9,999)	(13,099)

Other expense, net	(361)	(847)	(1,004)	(1,226)
Interest expense, net	(2,054)	(1,818)	(6,090)	(5,156)
Net loss	$(7,883)	$(5,673)	$(17,093)	$(19,481)
Dividends on preferred stock - declared and undeclared	(2,239)	(464)	(6,716)	(464)
Net loss attributable to common stockholders	$(10,122)	$(6,137)	$(23,809)	$(19,945)

Net loss per common share, basic and diluted	$(0.54)	$(0.36)	$(1.31)	$(1.17)

Weighted-average common shares outstanding, basic and diluted	18,915	17,280	18,236	16,990

ONTRAK, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30,	December 31,
	2021	2020
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$75,303	$86,907
Restricted cash - current	8,954	9,127
Receivables, net	5,203	16,682
Unbilled receivables	5,260	4,426
Deferred costs - current	1,207	2,352
Prepaid expenses and other current assets	2,734	4,144
Total current assets	98,661	123,638
Long-term assets:
Property and equipment, net	5,474	2,273
Restricted cash - long-term	510	7,176
Goodwill	5,713	5,727
Intangible assets, net	2,651	3,561
Other assets	1,120	367
Operating lease right-of-use assets	1,692	1,959
Total assets	$115,821	$144,701

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,135	$1,287
Accrued compensation and benefits	3,623	4,723
Deferred revenue	5,321	20,954
Current portion of operating lease liabilities	546	434
Other accrued liabilities	5,270	9,012
Total current liabilities	15,895	36,410
Long-term liabilities:
Long-term debt, net	46,353	45,719
Long-term operating lease liabilities	1,082	1,403
Long-term finance lease liabilities	192	418
Total liabilities	63,522	83,950
Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value; 50,000,000 shares authorized; 3,770,265 shares issued and outstanding at each of September 30, 2021 and December 31, 2020	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 19,155,481 and 17,543,218 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	2	2
Additional paid-in capital	423,414	414,773
Accumulated deficit	(371,117)	(354,024)
Total stockholders' equity	52,299	60,751
Total liabilities and stockholders' equity	$115,821	$144,701

ONTRAK, INC.
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	For the Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net loss	$(17,093)	$(19,481)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	8,871	5,799
Paid-in-kind interest expense	—	3,500
Depreciation expense	658	178
Amortization expense	2,181	1,091
Gain on forgiveness of PPP loan	(171)	—
Change in fair value of warrants	—	1,217
Change in fair value of contingent consideration	1,305	—
401(k) employer match in common shares	860	405
Changes in operating assets and liabilities:
Receivables	11,478	(597)
Unbilled receivables	(834)	(2,238)
Prepaid expenses and other current assets	1,674	(2,260)
Accounts payable	(285)	55
Deferred revenue	(15,633)	4,641
Leases liabilities	(208)	(273)
Other accrued liabilities	(3,914)	1,879
Net cash used in operating activities	(11,111)	(6,084)

Cash flows from investing activities
Purchase of property and equipment	(3,865)	(1,131)
Net cash used in investing activities	(3,865)	(1,131)

Cash flows from financing activities
Proceeds from issuance of preferred stock	—	45,530
Preferred stock issuance costs	—	(426)
Dividends paid	(6,712)	—
Proceeds from 2024 Notes	—	10,000
Debt issuance costs	—	(128)
Proceeds from warrant exercise	58	133
Proceeds from options exercise	5,584	5,742
Finance lease obligations	(243)	(126)
Financed insurance premium payments	(2,154)	(131)
Net cash (used in) provided by financing activities	(3,467)	60,594
Net change in cash and restricted cash	(18,443)	53,379
Cash and restricted cash at beginning of period	103,210	14,018
Cash and restricted cash at end of period	$84,767	$67,397

Supplemental disclosure of cash flow information:
Interest paid	$5,483	$1,108
Non cash financing and investing activities:
Reclassification of warrant liability to equity upon exercise of warrant	$—	$1,337
Finance lease and accrued purchases of property and equipment	230	517
Stock options exercise in transit	—	—
Financed insurance premiums	—	318

ONTRAK, INC.
Reconciliation of Non-GAAP Measures
(in thousands, except per share data)

Reconciliation of Operating Loss to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Operating loss	$(5,468)	$(3,008)	$(9,999)	$(13,099)
Depreciation expense	276	96	658	178
Amortization expense (1)	525	178	1,547	482
EBITDA	(4,667)	(2,734)	(7,794)	(12,439)
Stock-based compensation expense	2,910	1,751	8,871	5,799
Restructuring costs (2)	49	—	1,339	—
Acquisition related costs (3)	—	176	583	176
Adjusted EBITDA	$(1,708)	$(807)	$2,999	$(6,464)
Adjusted EBITDA Margin	(9)%	(3)%	4%	(12)%

Reconciliation of Net Loss to Non-GAAP Net Loss; and Net Loss per Common Share to Non-GAAP Net Loss per Common Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(7,883)	$(5,673)	$(17,093)	$(19,481)
Stock-based compensation expense	2,910	1,751	8,871	5,799
Restructuring costs (2)	49	—	1,339	—
Loss (gain) on change in fair value of warrant liability	—	838	(29)	1,217
Loss on change in fair value of contingent liability (4)	470	—	1,305	—
Acquisition related costs (3)	—	176	583	176
Gain on forgiveness of PPP loan (5)	—	—	(171)	—
Non-GAAP net loss	(4,454)	(2,908)	(5,195)	(12,289)
Dividends on preferred stock - declared and undeclared	(2,239)	(464)	(6,716)	(464)
Non-GAAP net loss attributable to common stockholders	$(6,693)	$(3,372)	$(11,911)	$(12,753)

Net loss per common share - basic and diluted	$(0.54)	$(0.36)	$(1.31)	$(1.17)
Non-GAAP net loss per common share - basic and diluted	(0.35)	(0.20)	(0.65)	(0.75)
Weighted-average common shares outstanding - basic and diluted	18,915	17,280	18,236	16,990
_______________________
(1) Relates to operating and financing ROU assets and acquired intangible assets.
(2) Includes one-time severance and related benefit costs.
(3) Includes external legal, accounting, and advisory costs associated with acquisition activity.
(4) Relates to loss resulting from change in fair value of contingent liability related to a stock price guarantee associated with an acquisition.
(5) Relates to gain recognized upon forgiveness of LifeDojo's PPP loan in May 2021.